Exhibit 10.1

ENCISION INC.

SECURITIES PURCHASE AGREEMENT

ENCISION INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 17th day of December, 2013 (the “Effective Date”) by and among ENCISION INC., a Colorado corporation (the “Company”), and the persons and entities named on the executed counterpart signature pages attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”) and who are listed on EXHIBIT A hereto.

RECITALS

WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of 3,125,000 shares of its Common Stock (the “Shares”) and warrants to purchase Common Stock of the Company, substantially in the form attached hereto as EXHIBIT B (the “Warrants”);

WHEREAS, the shares of Common Stock issuable upon exercise of the Warrants are sometimes referred to as the “Warrant Shares”, and the Shares, the Warrants and the Warrant Shares are sometimes collectively referred to as the “Securities”; and

WHEREAS, the Company desires to issue and sell the Securities to Purchasers on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.                                      AGREEMENT TO SELL AND PURCHASE.

1.1                               Authorization of Shares and Warrants.  The Company has authorized the sale and issuance to Purchasers of the Shares and Warrants.  The Shares have the rights, preferences, privileges and restrictions set forth in the Company’s Articles of Incorporation, as amended to date (the “Charter”).

1.2                               Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing (as defined below), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on the executed counterpart signature pages attached hereto, at a purchase price of $0.80 per share (the “Purchase Price”).  As additional consideration for Purchaser’s obligations under this Agreement, at each Closing the Company shall issue to Purchaser a Warrant exercisable for such number of Warrant Shares equal to fifty percent (50%) of the number of Shares that Purchaser purchases at such Closing.  The exercise price of the Warrants shall be $1.20 per Warrant Share, subject to the other terms of the Warrants.

2.                                      THE CLOSING

2.1                               Closing Date.  The closing of the sale and purchase of the Shares (the “Closing”) shall be held on the Effective Date (the “Closing Date”).

2.2                               Delivery.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a stock certificate representing the number of Shares to be purchased at such Closing by such Purchaser and a Warrant, against payment of the purchase price therefor by check or wire transfer made in accordance with the Company’s instructions.

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

3.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Securities, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2                               Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrants, and the Registration Rights Agreement by and among the Company and the Purchasers, substantially in the form attached hereto as EXHIBIT C (the “Registration Rights Agreement”, and together with this Agreement and the Warrants, the “Transaction Documents”) by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Shares and Warrants, has been taken or will be taken prior to the issuance of the Shares and Warrants.  The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3                               Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  As of November 30, 2013:

(i) (1) 8,210,100 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid, nonassessable and free of preemptive rights and (2) no shares of Common Stock were held in the treasury of the Company;

(ii) 431,750 shares of Common Stock were issuable upon exercise of outstanding employee stock options granted pursuant to the Company’s 2007 Stock Option Plan, as amended; and

(iii) no shares of Preferred Stock have been designated and no shares are issued and outstanding.

Except as set forth in this Section 3.3 or the SEC Reports (as defined below), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock or other equity interests of the Company, or securities convertible into or exchangeable for such capital stock or other equity interests, or obligating the Company to issue or sell any shares of its capital stock or other equity interests, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, the Company.

(b) The Shares, when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

3.4                               Governmental Consents.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares and Warrants or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, which have been made or will be made in a timely manner.

3.5                               Compliance with Laws.  To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

3.6                               Compliance with Other Instruments.  The Company is not in violation or default of any term of the Charter or its bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Company.  The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.7                               Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.8                               SEC Filings; Financial Statements.

(a)  The Company has timely filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since March 31, 2013 (the “SEC Reports”). The SEC Reports (i) were prepared in accordance with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)  Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and the Company’s books and records, and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments which individually or in the aggregate did not have, and would not reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company).  The books and records of the Company have been, and are being, maintained in accordance with applicable legal and accounting requirements in all material respects.

(c)  Except as and to the extent set forth on the balance sheet of the Company as of September 30, 2013 included in the Company Form 10-Q for the quarterly period ended September 30, 2013, including the notes thereto, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations incurred since September 30, 2013 that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company.

(d)  Except as expressly contemplated by this Agreement or as set forth in the SEC Reports, since September 30, 2013 through the date hereof, the Company has conducted its business in the ordinary course consistent with past practice and, since such date through the date hereof, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company.

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4.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1                               Purchase for Own Account.  Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2                               Information and Sophistication.  Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment.

4.3                               Ability to Bear Economic Risk.  Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4                               Rule 144.  Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions.  Except as set forth in the Registration Rights Agreement, Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.

4.5                               Legends.  Purchaser acknowledges and agrees that the Securities may bear one or all of the following legends:

(a)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.”

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(b)                                 Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4.6                               Accredited Investor Status.  Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.7                               Residence.  If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the executed counterpart signature page attached hereto.  If Purchaser is a partnership, corporation, limited partnership, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the executed counterpart signature page attached hereto.

4.8                               Further Assurances.  Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.                                      CONDITIONS TO CLOSING

5.1                               Conditions to Purchasers’ Obligations at the Closing.  Purchasers’ obligations to purchase the Shares and Warrants at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)                                 Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)                                 Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, except for such as may be properly obtained subsequent to the Closing.

(c)                                  Registration Rights Agreement.  The Company shall have executed and delivered the Registration Rights Agreement.

(d)                                 Closing Amount.  The Company shall have sold at least 1,875,000 Shares at the Closing.

(e)                                  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers, and Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

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5.2                               Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares and Warrants at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)                                 Representations and Warranties True.  The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)                                 Closing Amount.  The Company shall have sold at least 1,875,000 Shares at the Closing.

(c)                                  Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to the Closing.

6.                                      MISCELLANEOUS

6.1                               Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

6.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at 6797 Winchester Circle, Boulder, CO 80301, and to the Purchasers at the address(es) set forth on the executed counterpart signature pages attached hereto or at such other address(es) as the Company or a Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

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6.6                               Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of at least a majority of the then outstanding Shares issued pursuant to this Agreement.  Any such amendment or modification shall be binding on all parties hereto.

6.7                               Expenses.  The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

6.8                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.9                               Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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IN WITNESS WHEREOF, the parties have executed this SECURITIES PURCHASE AGREEMENT as of the date first written above.

ENCISION INC.

By:	/s/ Patrick Pace, MD
Name: Patrick Pace, MD
Title: Executive Chairman

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ENCISION INC.

COUNTERPART SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

The undersigned hereby acknowledges receipt of a copy of the Securities Purchase Agreement dated December 17, 2013 (the “Purchase Agreement”), by and among ENCISION INC., a Colorado corporation, and the persons and entities named on the executed counterpart signature pages attached thereto.  Pursuant to the Purchase Agreement, the undersigned is hereby purchasing the number of Shares set forth below and agrees to be bound by the provisions of the Purchase Agreement as a “Purchaser” with the same rights and obligations as a “Purchaser” thereunder.

Purchaser’s Aggregate Purchase Price:	$

Number of Shares Purchased:

Warrant Shares:

Dafna Lifescience Select LTD

By:	/s/ Nathan Fischel
Title: CEO

Dafna Lifescience LTD

By:	/s/ Nathan Fischel
Title: CEO

Dafna Lifescience Market Neutral LTD

By:	/s/ Nathan Fischel
Title: CEO

COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

CMED Partners LLLP

By:	/s/ Vern D. Kornelsen
Title: General Partner

/s/ Charles E. Sheedy

TOM JUDA AND NANCY JUDA LIVING TRUST

By:	/s/ Tom Juda
Title: Trustee

/s/ Raul P. Esquivel

Paul J. McCormick Charles Schwab & Co Inc. Cust IRA Rollover

By:	/s/ Paul McCormick
Title: Owner

/s/ Alan Budd Zuckerman

/s/ Jordan Barrow

/s/ Nicholas Sarchese

/s/ Kathleen Bette Newton

/s/ Gregory J. Trudel

/s/ John Halt

/s/ Thomas Whitley

COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Shares	Warrant Shares	Purchase Price
Dafna Lifescience Select LTD c/o Dafna Capital Mgmt LLC, 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	528,750	264,375	$423,000
Dafna Lifescience LTD c/o Dafna Capital Mgmt LLC, 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	456,250	228,125	365,000
Dafna Lifescience Market Neutral LTD c/o Dafna Capital Mgmt LLC 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	77,500	38,750	62,000
CMED Partners LLLP Attn: Vern D. Kornelsen 4605 S. Denice Drive Englewood, CO 80111	525,000	262,500	420,000
Charles E. Sheedy 2907 The Houston Center Houston, TX 77010	250,000	125,000	200,000
TOM JUDA AND NANCY JUDA LIVING TRUST 410 S. Lucerne Blvd Los Angeles, CA 90020	250,000	125,000	200,000
Raul P. Esquivel 91 Prospect Street Summit, NJ 07901	200,000	100,000	160,000
Paul J. McCormick Charles Schwab & Co Inc. Cust IRA Rollover 338 Spear Street, 19F San Francisco, CA 94105	62,500	31,250	50,000
Alan Budd Zuckerman 6587 Lakeview Drive Boulder, CO 80303	31,250	15,625	25,000
Jordan Barrow 401 E. 65th Street, Apt. 13D New York, NY 10065	31,250	15,625	25,000
Nicholas Sarchese 18 Red Cliff Ave. Port Washington, NY 11050	25,000	12,500	20,000

Purchaser	Shares	Warrant Shares	Purchase Price
Kathleen Bette Newton 8099 N. 63rd Street Longmont, CO 80503	12,500	6,250	10,000
Gregory J. Trudel 3327 Alexander Way Broomfield, CO 80023	5,625	2,813	4,500
John Halt 11840 Homewood Road Ellicott City, MD 21042	3,750	1,875	3,000
Thomas Whitley 9 Allaire Ave. Middletown, NJ 07748	3,750	1,875	3,000
Total:	2,463,125	1,231,563	$1,970,500

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ENCISION, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:
Date of Issuance: December 17, 2013 (“Issuance Date”)

Encision, Inc., a Colorado corporation, located at 6797 Winchester Circle, Boulder, CO 80301 (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [NAME OF PURCHASER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date but not after 11:59 p.m., ET, on the Expiration Date (as defined below), [            ](1) (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13. This Warrant is one of several similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of December 17, 2013, by and among the Company, the Holder and the other purchasers named therein (the “Securities Purchase Agreement”).

1.                                      EXERCISE OF WARRANT.

(a)                                 Mechanics of Exercise.  Subject to the other terms of this Warrant, Holder may elect to exercise this Warrant for the Warrant Shares for the Exercise Price during the Exercise Period.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(i)                                     An executed Exercise Notice in the form attached hereto as EXHIBIT A (the “Exercise Notice”); and

(ii)                                  Payment of the Exercise Price in cash or by check, or in certain circumstances, pursuant to the terms of Section 1(b) below

The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to

(1)  50% warrant coverage.

purchase the remaining number of Warrant Shares.  Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder after the rights represented by this Warrant shall have been so exercised.  The Company shall issue such shares to Holder within three trading days after receiving a properly delivered Exercise Notice.  In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The Holder shall be deemed to become the holder of record of the Exercise Shares on the date on which this Warrant is surrendered or an Exercise Notice is delivered and payment of the Exercise Price is made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, Holder shall be deemed to become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

(b)                                 Net Exercise.  Beginning six (6) months after the Issuance Date, if at any time the Company is unable to maintain the continuous effectiveness of the Registration Statement applicable to the Warrant Shares pursuant to the terms of the Registration Rights Agreement (other than pursuant to the permitted exceptions contained in the Registration Rights Agreement), and only for the duration of such unavailability, Holder shall have the following right to exercise this Warrant on a “net exercise” basis.  Subject to the foregoing, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”).  A Holder who Net Exercises shall have the rights described in Section 1(a) hereof, and the Company shall issue to such Holder a number of Exercise Shares computed using the following formula:

Where

X =                             The number of Exercise Shares to be issued to the Holder.

Y =                             The number of Exercise Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =                             The fair market value of one (1) Exercise Share (at the date of such calculation).

B =                             The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 1(b), the fair market value of an Exercise Share shall mean the average of the closing prices of the Exercise Shares (or equivalent shares of common stock issuable upon conversion of the Exercise Shares) quoted in the over-the-counter market in which the Exercise Shares (or equivalent shares of common stock issuable upon conversion of the Exercise Shares) are traded or the closing price quoted on any exchange or electronic securities market on which the Exercise Shares (or equivalent shares of common stock issuable upon conversion of the Exercise Shares) are listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Exercise Shares were traded over-the-counter or on such exchange).

(c)                                  Exercise Price.  For purposes of this Warrant, “Exercise Price” means $1.20 per Warrant Share, subject to adjustment as provided herein.

(d)                                 Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section.  The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:30 p.m. ET on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in accordance with Section 2 of this Warrant.  By written notice to the Company, the Holder may waive the provisions of this Section.  Any such waiver will not affect any other Holder.

2.                                      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)                                 Stock Dividends and Splits.  If the Company, at any time on or after the date of the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be proportionately adjusted. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)                                 Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c)                                  Dilutive Issuances.

(i)                                     If and whenever the Company sells or issues, or is deemed to have issued pursuant to Section 2(c)(ii), Additional Shares of Common Stock in a Material Financing after the Issuance Date for consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Exercise Price shall be reduced to the consideration per share received by the Company in such Trigger Issuance.  In no event, however, will the Exercise Price be adjusted pursuant to this Section 2(c) to less than $0.40 (as such amount may be ratably adjusted pursuant to any stock split, reverse stock split or similar transaction, the “Floor Price”).

(ii)                                  If the Company at any time or from time to time after the Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.  Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 2(c)(i), the Exercise Price shall be readjusted to such Exercise as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(d)                                 Certain Definitions.  For the purposes of this Section 2, the following defined terms have the following meanings:

(i)                                     “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 2(c)(ii) above, deemed to be issued by the Company) after the Issuance Date in a Qualifying Financing, other than the following “Exempted Securities”:

(1)                                 shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 2(a) or 2(b);

(2)                                 shares of Common Stock, Options or Convertible Securities issued in an equity financing transaction that does not constitute a Material Financing;

(3)                                 shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(4)                                 shares of Common Stock or Convertible Securities issued upon the exercise of Options outstanding immediately prior to the Issuance Date or shares of Common Stock issued upon the conversion or exchange of Convertible Securities outstanding immediately prior to the Issuance Date, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(5)                                 shares of Common Stock, Options or Convertible Securities issued to equipment lessors or to real property lessors, pursuant to an equipment leasing or real property leasing transaction approved by the Board of Directors of the Company.

(ii)                                  “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iii)                               “Material Financing” means a bona fide equity financing resulting in gross cash proceeds to the Company of $300,000.00 or more.

(iv)                              “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

3.                                      CHANGE OF CONTROL TRANSACTIONS.

(a)                                 Change of Control Offer.  Within 30 days following the public disclosure by the Company of any transaction that would consitute a Change of Control, the Company will provide notice to Holder, which notice will:

(i)                                     describe the circumstances and relevant facts regarding the transaction that would consitute a Change of Control; and

(ii)                                  offer to repurchase this Warrant effective as of the closing date (and conditioned upon the closing) of such Change of Control (the “Change of Control Payment Date”), which offer will constitute the “Change of Control Offer”.

(b)                                 Change of Control Payment.  On the Change of Control Payment Date, the Company will be required, if so elected by Holder and to the extent lawful, to:

(i)                                     accept for payment the Warrant tendered pursuant to the Change of Control Offer; and

(ii)                                  pay to Holder, or to a paying agent for the benefit of Holder, the Change of Control Payment with respect to the Warrant properly tendered.

(c)                                  Certain Limitations.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Warrant, the Company will be required to comply with the applicable securities laws and regulations. The Company will not be deemed to have breached its obligations under this Warrant by virtue of such compliance.

(d)                                 Certain Definitions.  For the purposes of this Section 3, the following defined terms have the following meanings:

(i)                                     “Change of Control” means the occurrence of any of the following:

(1)                                 the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of shares representing more than 50% of the voting power of the then outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed;

(2)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any person other than the Company or one of its subsidiaries; or

(3)                                 the merger or consolidation of the Company with or into any person or the merger or consolidation of any person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the shares of Voting Stock of the

Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, shares representing more than 50% of the voting power of the Voting Stock of the resulting or surviving person or any direct or indirect parent company of the resulting or surviving person immediately after giving effect to such transaction.

(ii)                                  “Change of Control Payment” means the value of the unexercised portion of this Warrant remaining on the closing date of the Change of Control, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (A) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the trading day immediately preceding the public disclosure by the Company of a transaction that could constitute a Change of Control and ending on the trading day of the consummation of such Change of Control and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (B) a strike price equal to the Exercise Price in effect on the date of the Change of Control Offer, (C) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Change of Control Offer and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control, (D) a zero cost of borrow and (E) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure by the Company of the applicable Change of Control and (2) the consummation of the applicable Change of Control.

(iii)                               “Closing Sale Price” means closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange or electronic securities market on which the Common Stock is listed as published in The Wall Street Journal.

(iv)                              “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees of such person, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

4.                                      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its articles or certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant (or such other securities, cash, assets or other property then deliverable on exercise of this Warrant), and (c) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

5.                                      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.                                      REISSUANCE OF WARRANTS.

(a)                                 Transfer of Warrant.  Subject to Section 12, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Prior to transferring this Warrant, the Holder shall inform the transferee of the total number of Warrant Shares then underlying this Warrant.

(b)                                 Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)                                  Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)                                 Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.                                      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s). If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock (other than a dividend payable solely in shares of Common Stock) or (ii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such dividend, distribution or transaction. Notwithstanding anything to the contrary in this Section 7, the failure to deliver any notice under this Section 7 or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of its, his or her Warrant or any portion of such Warrant, a Holder shall not have nor exercise any rights by virtue of ownership of a Warrant as a shareholder of the Company (including without limitation the right to notification of shareholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 7.

8.                                      AMENDMENT AND WAIVER.  This Warrant may be amended, and any provision waived, only by the written consent of the Purchasers (as defined in the Securities Purchase Agreement) holding a majority-in-interest of the Warrants issued pursuant to the Securities Purchase Agreement and the Company.  Any amendment or waiver so approved shall be binding on Holder.

9.                                      SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10.                               GOVERNING LAW.  This Warrant shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado, without giving effect to conflicts of laws principles.

11.                               CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

12.                               TRANSFER.  Subject to compliance with the terms and conditions of this Section 12 and any other agreements to which the Holder is a party, this Warrant is transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant and indicating whether or not under the Act certificates for this Warrant to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant transferred in accordance with this Section 12 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13.                               CERTAIN DEFINITIONS.  Defined terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Securities Purchase Agreement.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)                                 “Common Stock” means (i) the Company’s shares of common stock and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(b)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)                                  “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date.

(d)                                 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(e)                                  “Registration Rights Agreement” has the meaning set forth in the Securities Purchase Agreement”.

(f)                                   “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

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IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Company:

ENCISION, INC.

By:	/s/ Patrick Pace
Name:	Patrick Pace, MD
Title:	Executive Chairman

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Holder:

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ENCISION, INC.

The undersigned holder hereby exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of Encision, Inc., a Colorado corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. [    ] (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as with respect to                    Warrant Shares;

2.  Payment of Exercise Price.  [Check one]

[    ] The Holder shall pay the Exercise Price in the sum of $[      ] to the Company in accordance with the terms of the Warrant.

[    ] The Holder is exercising this Warrant on a “net exercise” basis pursuant to Section 1(b) of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Date:

Name of Registered Holder

By:
Name:
Title:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT